UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2017
VOCERA COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-35469	94-3354663
(Commission File Number)	(IRS Employer Identification No.)

525 Race Street, San Jose, CA	95126
(Address of principal executive offices)	(Zip Code)
(408) 882-5100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12-b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 2, 2017, Vocera Communications, Inc. (the “Company”) held its 2017 annual meeting of stockholders (the “Annual Meeting”) at which the Company’s stockholders (i) elected the three Class II directors identified in the table below to serve a three-year term through the third annual meeting of stockholders following the Annual Meeting and elected the one Class I director identified in the table below to serve a two-year term through the second annual meeting of stockholders following the Annual Meeting, and until, in each case, a successor has been elected and qualified or until earlier resignation or removal and (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. Set forth below are the final voting tallies for the Annual Meeting:

Proposal: Election of Directors	For	Against	Abstain	Broker Non-Vote
John B. Grotting, Class II	22,787,784	474,588	1,528	2,295,584
Howard E. Janzen, Class II	22,766,245	496,485	1,170	2,295,584
Alexa King, Class II	22,781,863	481,067	970	2,295,584
Michael Burkland, Class I	22,735,836	526,536	1,528	2,295,584

Proposal:	For	Against	Abstain	Broker Non-Vote
Ratification of independent auditor	25,549,112	8,361	2,011	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOCERA COMMUNICATIONS, INC.
Date: June 5, 2017	By:	/s/ Justin R. Spencer
Justin R. Spencer
Executive Vice President and Chief Financial Officer